Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Board Leadership Transition
Hugh E. Sawyer has been appointed as independent, non-executive Chairman of the Board, effective January 1, 2025
CHICAGO—Dec. 16, 2024— Global professional services firm Huron (NASDAQ: HURN), today announced that its board of directors appointed Hugh E. Sawyer as its independent, non-executive chairman to succeed John McCartney effective Jan. 1, 2025.
Mr. McCartney will continue to serve on the company’s board as a director. He has served as the non-executive chairman of Huron’s board since May 2010 and as a board member since October 2004.
“I would like to express my deep appreciation to John for his outstanding leadership of Huron’s board over the years and his guidance in my transition to CEO in 2023,” said Mark Hussey, CEO and president of Huron. “I am also looking forward to Hugh moving into the chair role and continuing our strong legacy of client-focused solutions and innovation,” added Hussey. “We are confident that Hugh will bring valuable insights to drive our strategic initiatives forward.”
Mr. McCartney’s transition aligns with his previously announced intention that he would step down as non-executive chairman prior to the expiration of his current term in May 2025. The transition reinforces the company’s commitment to its multi-year board refresh process to ensure the board has a diverse mix of expertise, skills and business acumen to evaluate and support the company’s strategy going forward.
“It has been an honor to serve as chairman of Huron’s board of directors during such an exciting and pivotal time for the company, and I look forward to continuing to support the board and management as we work to execute our strategic vision,” said Mr. McCartney. “Having Hugh assume the role of non-executive chairman reflects the successful outcome of a carefully considered and thorough transition process.”
Mr. Sawyer has served as a member of the board since February 2018, serves as chair of the compensation committee and serves on the audit and the finance and capital allocation committees. Mr. Sawyer has held leadership roles as president or chief executive officer of nine companies and also served on fourteen public or private boards of directors, including as chairman. Mr. Sawyer served as a managing director at Huron, from January 2010 to May 2017, and led the Operational Improvement Service Line for Huron's Business Advisory Practice. He has more than 40 years of experience leading operational improvements and strategic transformations for both public and private companies across a diverse group of industries.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2023 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.